Exhibit 10.7

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 16, 2025, by and among Cantor Equity Partners I, Inc., a Cayman Islands exempted company (“SPAC”), BSTR Holdings, Inc., a Delaware corporation (“Pubco”), and the undersigned subscriber (“Subscriber”).

WHEREAS, on or about the date hereof, (a) SPAC, (b) Pubco, (c) BSTR Intermediate, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) BSTR Newco, LLC, a Delaware limited liability company (“Newco”), (e) BSTR Holdings (Cayman), a Cayman Islands limited liability company, (f) PEMS Sub A, Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC (“SPAC Subsidiary A”), (g) PEMS Sub B, Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC Subsidiary A (“SPAC Subsidiary B”) and (h) PEMS Merger Sub C, Inc., a Delaware corporation and a wholly-owned subsidiary of SPAC Subsidiary B (“Newco Merger Sub”), entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, (a) SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving company (the “SPAC Merger”), and with SPAC shareholders receiving one share of Class A common stock, par value $0.01 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share, par value $0.0001 per share, of SPAC (each a “SPAC Class A Ordinary Share”), held by such shareholder, in accordance with the terms of the BCA and (b) at least two (2) hours after the SPAC Merger, Newco Merger Sub will merge with and into Newco, with Newco continuing as the surviving company (the “Newco Merger”, and together with the SPAC Merger, the “Mergers”, and together with the other transactions contemplated by the BCA, the “Transactions”), and with certain members of Newco receiving shares of Pubco Stock (as defined in the BCA) and other members of Newco receiving Newco Exchange Interests (as defined in the BCA), in each case, in exchange for their membership interests in Newco and in accordance with the terms of the BCA, and as a result of the Mergers, SPAC Merger Sub will become a wholly owned subsidiary of Pubco, SPAC Subsidiary B will become the managing member of Newco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to those certain subscription agreements (the “Convertible Notes Subscription Agreements”), dated on or around the date hereof, by and among Pubco, SPAC and the investors named therein (the “Convertible Notes Investors”), (i) the Convertible Note Investors have agreed to subscribe for and purchase from Pubco convertible notes (the “Convertible Notes”) in an aggregate principal amount of $500,000,000 pursuant to an indenture (the “Indenture”), for a purchase price of $1,000.00 per note, on the terms set forth in the Indenture, with such Convertible Notes to be issued and sold by Pubco immediately following the consummation of the Mergers, (ii) Pubco has agreed to grant the Convertible Note Investors an option to purchase up to $125,000,000 additional principal amount of the Convertible Notes within 15 days from the date of the Convertible Notes Subscription Agreements, (iii) Pubco has agreed to grant the Convertible Note Investors an option to purchase up to $125,000,000 additional principal amount of the Convertible Notes within 30 days from the date of the Convertible Notes Subscription Agreements, and (iv) Pubco has agreed to grant the Convertible Note Investors an option to purchase up to 3,200,000 shares of Pubco’s 7.00% perpetual convertible preferred stock (the “Preferred Stock”) at a purchase price of $85.00 per share within 30 days from the date of the Convertible Notes Subscription Agreements ((i), (ii), (iii) and (iv) collectively, the “Convertible Notes PIPE”);

WHEREAS, in connection with the Transactions, pursuant to those certain subscription agreements, dated on or around the date hereof, by and among SPAC, Pubco and the investors named therein (the “Common Equity Subscribers”), such investors have agreed to subscribe for and purchase, and SPAC has agreed to issue, 40,000,000 SPAC Class A Ordinary Shares at $10.00 per share for an aggregate purchase price of $400,000,000, payable in cash, with such shares to be issued and sold by SPAC immediately prior to the consummation of the SPAC Merger (the “Common Equity PIPE”);

WHEREAS, in connection with the Transactions, pursuant to those certain subscription agreements, dated on or around the date hereof, by and among Newco, Pubco, SPAC and the investors named therein, such investors have agreed to purchase class A common membership interests in Newco, payable in Bitcoin, based on the Bitcoin Price (as defined below) and with such class A common membership interests in Newco to be issued and sold by Newco immediately prior to the consummation of the Newco Merger (the “Newco PIPE”);

WHEREAS, in connection with the Transactions, pursuant to those certain subscription agreements (the “Preferred Stock Subscription Agreements”), dated on or around the date hereof, by and among Pubco, SPAC and the investors named therein (the “Preferred Stock Investors”), the Preferred Stock Investors have agreed to subscribe for and purchase from Pubco shares of Preferred Stock in an aggregate principal amount of $30,000,000 pursuant to a certificate of designations (the “Certificate of Designations”), for a purchase price of $85.00 per share (the “Per Preferred Stock Price”), on the terms set forth in the Certificate of Designations, with such Preferred Stock to be issued and sold by Pubco immediately following the consummation of the Mergers (the “Preferred Stock PIPE”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from SPAC, on the Closing Date (as defined below) and immediately prior to the consummation of the SPAC Merger, such number of SPAC Class A Ordinary Shares (the “Shares”) as determined in accordance herewith (the “Subscribed Shares”) at a purchase price of $10.00 per Share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and SPAC desires to issue to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to SPAC simultaneously with such purchase;

WHEREAS, on or about the date of this Subscription Agreement, SPAC and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and, together with Subscriber, the “Subscribers”), pursuant to which the Other Subscribers have agreed to purchase Shares on the Closing Date at the Per Share Price, payable in Bitcoin (the Shares of the Other Subscribers, the “Other Subscribed Shares”); and

WHEREAS, upon the consummation of the SPAC Merger, each Subscribed Share shall be converted automatically into one share of Pubco Class A Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from SPAC, and SPAC hereby agrees to issue and sell to Subscriber, upon payment of the Purchase Price by or on behalf of Subscriber to SPAC, the Subscribed Shares at the Closing (as defined below) (such subscription and issuance, the “Subscription”).

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the same date as the Transactions, immediately prior to the consummation of the SPAC Merger (the “Closing Date”).

(b) The Purchase Price shall be paid in Bitcoin (the “Bitcoin Payment”), with Subscriber delivering, at the Subscriber’s sole election as set forth on the signature page hereto, either (i) the number of Bitcoin set forth on the signature page hereto (the “Stated Bitcoin Amount”) or (ii) (x) the number of Bitcoin equal to the dollar amount set forth on the signature page hereto (the “Stated Dollar Amount”) divided by (y) the U.S. dollar price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate - New York Variant for the ten-day period ending two calendar days prior to the Closing Date (such price of one Bitcoin, the “Bitcoin Price”).

(i) If Subscriber elects to pay the Purchase Price on the basis of the Stated Bitcoin Amount, then the number of Subscribed Shares to be delivered to Subscriber shall equal (x) the Stated Bitcoin Amount multiplied by the Bitcoin Price, divided by (y) the Per Share Price.

(ii) If Subscriber elects to pay the Purchase Price on the basis of the Stated Dollar Amount, then the number of Subscribed Shares to be delivered to Subscriber shall equal (x) the Stated Dollar Amount divided by (y) the Per Share Price.

(c) At least five (5) Business Days before the anticipated Closing Date, SPAC shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wallet address maintained by the agent to be appointed, in accordance with the terms of the BCA, to act as custodian of the Bitcoin in the name of Pubco (the “Custodial Account”).

(d) No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to SPAC such information as is reasonably requested in the Closing Notice in order for SPAC to issue the Subscribed Shares to Subscriber. Subscriber shall deliver to SPAC, prior to 9:30 a.m. (Eastern time) on the Closing Date, the Bitcoin Payment, free and clear of any liens, encumbrances or other restrictions, via transfer of the Bitcoin Payment to the Custodial Account as specified in the Closing Notice against delivery (with such delivery to occur promptly following receipt of the Bitcoin Payment) by SPAC to Subscriber of the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber. As promptly as practicable after the Closing, SPAC shall deliver to each Subscriber evidence from SPAC’s transfer agent of the issuance to Subscriber of the Subscribed Shares (in book entry form) on and as of the Closing Date. As promptly as practicable after the completion of the Mergers, Pubco shall deliver to each Subscriber evidence from Pubco’s transfer agent of the exchange of the Subscribed Shares for equivalent shares of Pubco Class A Common Stock.

(e) In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by SPAC, Pubco and Subscriber, SPAC shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Bitcoin so delivered by Subscriber to SPAC to the wallet address specified by Subscriber, and any book entries of Subscribed Shares shall be deemed cancelled. Notwithstanding such return (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6, Subscriber shall remain obligated to redeliver the Bitcoin Payment to SPAC, as set forth in the Closing Notice, following SPAC’s delivery to Subscriber and Pubco of a new Closing Notice in accordance with this Section 2 and Subscriber, Pubco and SPAC shall remain obligated to consummate the Closing upon satisfaction of the conditions set forth in this Section 2 following SPAC’s delivery to Subscriber and Pubco of a new Closing Notice; provided that only one new Closing Notice may be issued. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) or Wilmington (Delaware) are not open for a full business day for the general transaction of business.

(f) The obligations of Subscriber, Pubco and SPAC to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in Article IX (Closing Conditions) of the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith); and

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition.

(g) The obligations of SPAC and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by SPAC or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable;

(ii) Subscriber shall have delivered the Bitcoin Payment in accordance with Section 2(b); and

(iii) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(h) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) the Seller (as defined in the BCA) shall have contributed to the Company prior to 9:30 a.m. (Eastern time) on the Closing Date, at least 25,000 Bitcoin;

(ii) all representations and warranties of SPAC and Pubco contained in this Subscription Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, SPAC Material Adverse Effect or Pubco Material Adverse Effect (each as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by SPAC and Pubco, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a SPAC Material Adverse Effect or Pubco Material Adverse Effect;

(iii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Shares) shall have been amended, modified or waived in any manner that benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iv) no amendments, modifications or waivers to the terms of the BCA (as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a matter that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

(v) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) required to be made in connection with the issuance and sale of the Subscribed Shares shall have been obtained or made, except where the failure to so obtain or make would not prevent SPAC and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares to the Subscriber;

(vi) SPAC and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by SPAC or Pubco, respectively, at or prior to the Closing; and

(vii) there has not occurred any Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, which the parties to the BCA have not waived.

(i) Prior to or at the Closing, Subscriber shall deliver to SPAC and Pubco all such other information as is reasonably requested in order for SPAC to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3. SPAC and Pubco Representations and Warranties. Each of SPAC, solely with respect to the representations and warranties set forth below relating to SPAC, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber as of the date hereof and as of the Closing, that:

(a) SPAC (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to SPAC that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on SPAC’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) The issuance and sale of the Subscribed Shares, when issued pursuant to this Subscription Agreement (subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement and registration with SPAC’s transfer agent), will have been duly authorized by SPAC and, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions), will be validly issued, fully paid and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or the BCA, the SPAC Organizational Documents (as defined below) or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the SPAC Organizational Documents (as in effect at such time of issuance) or under the Companies Act (As Revised) of the Cayman Islands.

(d) This Subscription Agreement has been duly authorized, validly executed and delivered by SPAC and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of SPAC and Pubco, enforceable against each of SPAC and Pubco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”).

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder, the compliance by SPAC with all of the provisions of this Subscription Agreement applicable to SPAC and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC is a party or by which SPAC is bound or to which any of the property or assets of SPAC is subject, (ii) conflict with or violate any provision of, or result in the breach of, SPAC’s organizational documents (“SPAC Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over SPAC or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the execution and delivery of this Subscription Agreement, the issuance of the Subscribed Shares hereunder, the compliance by Pubco with all of the provisions of this Subscription Agreement applicable to Pubco and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents, or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, neither SPAC nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”) or other person in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the Commission staff under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a SPAC Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

(h) Except for such matters as have not had and would not reasonably be expected to have a SPAC Material Adverse Effect or Pubco Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of SPAC or Pubco, threatened in writing against SPAC or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against SPAC or Pubco, as applicable.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Shares by SPAC to Subscriber.

(j) None of SPAC, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of SPAC, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by Pubco of the Subscribed Shares as contemplated hereby or the Other Subscribed Shares as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Subscribed Shares pursuant to this Subscription Agreement or the Other Subscribed Shares pursuant to the Other Subscription Agreements to be integrated with prior offerings by SPAC or Pubco for purposes of the Securities Act, other than the Convertible Notes PIPE, the Preferred Stock PIPE, the Common Equity PIPE and the Newco PIPE. None of SPAC, Pubco or any person acting on their behalf (other than the Placement Agent (as defined below) and its respective persons acting on their behalf in such capacity, as to whom neither SPAC nor Pubco make any representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Shares or the Other Subscribed Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to SPAC, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) SPAC is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that SPAC is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act, the Exchange Act, and the rules and regulations thereunder, (ii) the rules and regulations of the Commission, and (iii) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.

(m) Pubco is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that Pubco is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of the Securities Act and the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be approved for listing on the Stock Exchange, subject to official notice of issuance.

(o) Other than compensation to be paid to Cantor Fitzgerald & Co., as sole placement agent to SPAC and Pubco (the “Placement Agent”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

(p) As of the date hereof, the authorized share capital of SPAC consists of 555,000,000 shares, consisting of (i) 500,000,000 SPAC Class A Ordinary Shares, (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “SPAC Class B Ordinary Shares” and together with SPAC Class A Ordinary Shares, the “SPAC Ordinary Shares”), and (iii) 5,000,000 preference shares, par value $0.0001 per share (the “SPAC Preference Shares”). As of the date hereof and prior to giving effect to the Transactions: (i) 20,500,000 SPAC Class A Ordinary Shares were issued and outstanding; (ii) 5,000,000 SPAC Class B Ordinary Shares were issued and outstanding; and (iii) no SPAC Preference Shares were issued and outstanding. All issued and outstanding SPAC Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. Other than SPAC Subsidiary A, SPAC Subsidiary B and Newco Merger Sub, SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any SPAC Ordinary Shares or other equity interests in SPAC, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by SPAC with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”). There are no securities or instruments issued by or to which SPAC is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of the Subscribed Shares.

(q) The Other Subscription Agreements reflect the same Per Share Price and substantially the same other material terms and conditions with respect to the purchase of Shares that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares).

(r) SPAC is not, and immediately after receipt of payment for the Subscribed Shares and Other Subscribed Shares and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act.

(s) None of SPAC, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to SPAC, Pubco and the Placement Agent, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by SPAC and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) Subscriber (i) has all rights, title and interest in and to the Bitcoin to be contributed by it to SPAC pursuant to this Subscription Agreement, (ii) holds such Bitcoin in a digital wallet held or operated by or on behalf of Subscriber at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such Bitcoin nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such Bitcoin and (iv) has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Shares hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Shares.

(e) Subscriber (i) is either (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto and, in each case, an “institutional investor” (as defined in FINRA Rule 2111), or (b) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex B hereto, (ii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iii) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated, (iv) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (v) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided SPAC and Pubco with the requested information on Annex A or Annex B, as applicable, following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(f) Subscriber acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act and that neither SPAC nor Pubco is required to register the Subscribed Shares except as set forth in Section 5. Subscriber acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to SPAC, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that, until the Subscribed Shares are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from SPAC. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by SPAC, Pubco, the Placement Agent or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SPAC or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(h) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and SPAC’s and Pubco’s respective representations in this Subscription Agreement. Subscriber has not relied on any statements or other information provided by or on behalf of SPAC or Pubco (including the Placement Agent) concerning SPAC, Pubco, the Subscribed Shares or the Subscription, and has been offered the opportunity to ask questions of SPAC and Pubco and has received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to SPAC, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed SPAC’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares, including but not limited to information concerning SPAC, Pubco, the BCA, and the Subscription.

(i) Subscriber acknowledges and agrees that none of SPAC, Pubco, the Placement Agent nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Shares. None of SPAC, Pubco, the Placement Agent or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to SPAC, Pubco or the quality or value of the Subscribed Shares.

(j) Subscriber acknowledges that (i) SPAC, Pubco and their respective Representatives hereafter may come into possession of, information regarding SPAC or Pubco that is material non-public information and is not known to Subscriber (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of SPAC, Pubco, nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against SPAC, Pubco and/or the Placement Agent, to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(k) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and SPAC or Pubco (and their Representatives, including the Placement Agent), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of SPAC or Pubco or their respective Representatives (including the Placement Agent) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(l) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated institutional investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

(m) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(n) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(o) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) the Bitcoin held by Subscriber and used to purchase the Shares is not or will not be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such Bitcoin is from legitimate sources and does not constitute the proceeds of criminal conduct or criminal property, (iii) such Bitcoin does not originate from and has not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the Bitcoin held by Subscriber and used to purchase the Shares was legally derived and was not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(p) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in SPAC as a result of the purchase and sale of Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over SPAC from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(q) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on SPAC, Pubco, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(r) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient Bitcoin to pay the Purchase Price pursuant to Section 2.

(s) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC or Pubco, or any of their respective affiliates or Representatives, including the Placement Agent), other than the representations and warranties of SPAC and Pubco contained in Section 3, in making its investment or decision to invest in Pubco. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agent shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other Subscriber, or any person claiming through Subscriber or any Other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Shares, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Shares.

(t) Subscriber acknowledges and understands that the issuance of SPAC Class A Ordinary Shares to the Other Subscribers and the issuance of securities of Newco and Pubco in the other private placements and pursuant to the BCA are based on the Bitcoin Price, which is not ascertainable as of the date hereof, and in the event the Bitcoin Price is significantly greater than the price of Bitcoin as of the date hereof, such increase may result in a higher number of SPAC Class A Ordinary Shares and securities of Newco and Pubco being issued to such investors than if the number of such securities was determined based on the price of Bitcoin as of the date hereof.

(u) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Shares to Subscriber.

(v) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Shares, other than binding commitments it may have to transfer and/or pledge such Subscribed Shares upon Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(w) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of SPAC or Pubco from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to enter into the Subscription, subject in each of clauses (i) and (ii), to the obligations of Subscriber and such other entities under applicable law.

(x) Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of SPAC or Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any “group” consisting solely of the Subscriber and one or more of its affiliates.

(y) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in SPAC or Pubco as a result of the purchase and sale of the Subscribed Shares.

(z) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to SPAC and Pubco.

(aa) In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of SPAC and Pubco set forth herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agent concerning SPAC, Pubco or the Shares or the offer and sale of the Shares except for the representations and warranties of SPAC and Pubco set forth herein. No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Shares. The Placement Agent and each of its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to SPAC, Pubco or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by or on behalf of SPAC and Pubco. In connection with the issue and purchase of the Shares the Placement Agent has not made any recommendations regarding an investment in SPAC, Pubco, the Shares or shares of Pubco Class A Common Stock or acted as the Subscriber’s financial advisor or fiduciary.

(bb) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of SPAC during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(v). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 8(v), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, SPAC and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 4(bb) to SPAC after the issuance of the initial press release as described in Section 8(v). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(cc) Except for the representations and warranties contained in this Section 4, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

Section 5. Registration of Subscribed Shares.

(a) SPAC and Pubco agree to use commercially reasonable efforts to cause the Pubco Class A Common Stock into which the Subscribed Shares will be converted upon consummation of the SPAC Merger (such securities, the “Registrable Securities”) to be registered on the Form S-4. SPAC and Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 5(c), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than ninety (90) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of ninety (90) calendar days if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of the date of filing the Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to ninety (90) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 5.

(c) Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

(d) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance or future Commission guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement, or (F) Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to in Section 5(c)(A) and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement (each such circumstance, a “Suspension Event”); provided, that, (w) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (x) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(e) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(f) For purposes of this Section 5 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned.

(g) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 5(d). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco. Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 5 of which Pubco receives notice whether oral or in writing.

(h) Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners, agents and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(i) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(k) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(k) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(l) At any time and from time to time in connection with a bona-fide sale of Subscribed Shares effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Shares and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Shares being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(m) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Shares, to:

(i) use commercially reasonable efforts to make and keep publicly available, as those terms are understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(n) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 5 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement or (c) twelve (12) months after the date hereof; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. SPAC or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 6, any Bitcoin delivered by Subscriber in connection herewith shall promptly (and in any event within two (2) Business Days) be returned in full to Subscriber to the wallet address specified by Subscriber, without any deduction for or on account of any tax withholding except as required by law, charges or set-off, whether or not the Transactions shall have been consummated.

Section 7. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the Commission (File No. 333-282947) on January 7, 2025 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscriber Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Shares, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 7 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with the SPAC Organizational Documents in respect of any redemptions by Subscriber in respect of SPAC Class A Ordinary Shares acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 7 shall survive termination of this Subscription Agreement.

Section 8. Miscellaneous.

(a) Subscriber hereby acknowledges that it shall be solely responsible for and bear the cost of all transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges arising in any jurisdiction in connection with the Subscription contemplated in this Subscription Agreement as well as the execution of this Subscription Agreement.

(b) Notwithstanding any other provision of this Subscription Agreement, SPAC, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(c) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(c). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(c).

(d) Subscriber acknowledges that SPAC, Pubco, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 8(d) shall not give SPAC or Pubco any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify SPAC and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. SPAC and Pubco acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, SPAC and Pubco agree to promptly notify Subscriber, if they become aware that any of the acknowledgments, understandings, agreements, representations and warranties of SPAC or Pubco, respectively, set forth herein are no longer accurate in all material respects.

(e) Each of SPAC, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(g) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 5) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to SPAC or Pubco hereunder may be transferred or assigned by SPAC or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by (i) the investment manager or investment adviser who acts on behalf of Subscriber or an affiliate of Subscriber or (ii) an affiliate of Subscriber) upon written notice to SPAC and Pubco or, with SPAC’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless SPAC and Pubco has given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 8(g) shall be null and void.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(i) SPAC and Pubco may request from Subscriber such additional information as SPAC or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that SPAC and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Subscription Agreement that references the Placement Agent may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agent without the written consent of the Placement Agent.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Except with respect to the Placement Agent (who is a third-party beneficiary of the representations, warranties and covenants that reference the Placement Agent set forth herein) or as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except with respect to the Placement Agent or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that SPAC and Pubco shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Subscription Agreement, or the negotiation, administration, performance, or enforcement of this Subscription Agreement, including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Subscription Agreement, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

(r) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO, BASED ON OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTION. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(r).

(s) Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Action based on, arising out of or relating to this Subscription Agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with this Section 8(s) or in such other manner as may be permitted by applicable law, and nothing in this Section 8(s) shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Action to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arising out of or relating to this Subscription Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Action based on, arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Action in the Chosen Courts or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Action based on, arising out of or relating to this Subscription Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Action in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions, either within or outside of the U.S., by suit on the judgment or in any other manner provided by applicable law. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Action for which it has submitted to jurisdiction pursuant to this Section 8(s), each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 8(c). Nothing in this Section 8(s) shall affect the right of any party to serve process in any other manner permitted by law. The foregoing consent to jurisdiction shall not (x) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Action based on, arising out of or relating to this Subscription Agreement or the transactions contemplated hereby or (y) be deemed to confer rights on any person other than the parties.

(t) For the purposes of this Subscription Agreement:

(i) “Action” shall mean any demand, claim, charge, action, suit, investigation, proceeding (whether at law or in equity), hearing, inquiry, audit, examination petition, complaint, notice of violation, arbitration or other litigation or similar proceeding, whether arbitral, civil, criminal, administrative, investigative or appellate proceeding, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel; and

(ii) “Governmental Authority” shall mean any (a) federal, state, provincial, local or other government (U.S. or non-U.S.), (b) any federal, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, taxing authority, agency, department, board, division, instrumentality or commission, educational agency, political party, body, or judicial or arbitral body, board, tribunal, or court (U.S. or non-U.S.), (c) any public international organization (e.g., the World Bank), (d) any industry self-regulatory authority or (e) any business, entity, or enterprise owned or controlled by any of the foregoing.

(u) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Subscription Agreement for which the Placement Agent is an express third party beneficiary.

(v) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC represents to the Subscriber that it shall have publicly disclosed all material, non-public information regarding SPAC or Pubco delivered to the Subscriber by or on behalf of the SPAC, Pubco or any of their respective officers, directors, employees or agents (including the Placement Agent) in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 5(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC or Pubco to further disclose such information.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber, any Common Equity Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber, any Common Equity Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber, any Common Equity Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of SPAC, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any Other Subscribers or investor or by any agent or employee of any Other Subscriber, any Common Equity Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber, any Common Equity Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or the Common Equity PIPE, and no action taken by Subscriber, the Other Subscribers, the Common Equity Subscribers or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers, any Common Equity Subscriber or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers, any Common Equity Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber or Common Equity Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber or any Common Equity Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber, any Common Equity Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

IN WITNESS WHEREOF, SPAC and Pubco have accepted this Subscription Agreement as of the date first set forth above.

CANTOR EQUITY PARTNERS I, INC.

By:
Name:
Title:

Address for Notices:

110 East 59th Street

New York, NY 10022

Email: [***]

Attention: Chief Executive Officer

with a copy (not to constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York NY 10105
Email: [***]
Attention: Douglas S. Ellenoff, Esq.; Stuart Neuhauser, Esq.

and

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Email: [***]

Attention: General Counsel

[Signature Page to Subscription Agreement (BTC Equity)]

BSTR HOLDINGS, INC.

By:
Name:	Adam Back
Title:	Authorized Person

Address for Notices:

c/o BSTR Holdings, Inc.

P.O. Box 10729

45 Beckz Close

George Town

Grand Cayman KY1-1007

Cayman Islands

Attn: Adam Back

Email: [***]

with a copy (not to constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ, UK
Attention: Lorenzo Corte; Maria Protopapa
Email: [***]

[Signature Page to Subscription Agreement (BTC Equity)]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: ____________________	State/Country of Formation or Domicile: ____
By:
Name:
Title:
Name in which Subscribed Shares are to be registered (if different): _____________________________	Date: ________________
Subscriber’s EIN: ________________________
Entity Type (e.g., corporation, partnership, trust, etc.): ____________________________
Business Address-Street: ____________________________________	Mailing Address-Street (if different): ________________________________
City, State, Zip: ________________________	City, State, Zip: _______________________
Attn: _______________________________	Attn: ________________________________
Telephone No.: _________________________	Telephone No.: ________________________________
Email for notices: _______________________	Email for notices (if different): ___________
Number of Shares subscribed for: ___________
Bitcoin Payment:

☐ Stated Bitcoin Amount: ______ BTC

☐ Stated Dollar Amount: $_______ for ______ Shares

[Signature Page to Subscription Agreement (BTC Equity)]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an institutional “accredited investor.”

**AND**

3.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, Newco or Pubco or acting on behalf of an affiliate of SPAC, Newco or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

5.	FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

6.	EEA QUALIFIED INVESTOR (Please check the applicable box)

☐ Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).

☐ Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7.	UK QUALIFIED INVESTOR (Please check the applicable box)

☐ Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated.

☐ Subscriber is not resident in the United Kingdom.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name:
Title:

ANNEX B

ACCREDITED INVESTOR QUESTIONNAIRE

Investor: ____________________________

State of Residence: ____________________

Residency Address: ______________________

The following are “accredited investors” for purposes of the offering of the Subscribed Shares. Please place a checkmark in the box next to any categories that apply to you1:

☐	(a)	a natural person whose individual net worth,[2] or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000;

☐	(b)	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition;

☐	(d)	an entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c); or

☐	(e)	none of the above.

[1]	Certain other categories included within the definition of “accredited investor” which are not likely to apply have been omitted.

[2]	The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.